Exhibit (E)(7)

FOURTH AMENDMENT TO ETF DISTRIBUTION AGREEMENT

This fourth amendment (the “Amendment”) to the ETF distribution agreement dated as of September 30, 2021, as novated (the “Agreement”), is entered by and between AdvisorShares Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”), and made effective as of March 28, 2022.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ADVISORSHARES INVESTMENTS, LLC	FORESIDE FUND SERVICES, LLC

/s/ Dan Ahrens	/s/ Mark Fairbanks
Dan Ahrens, Secretary & Treasurer	Mark Fairbanks, Vice President
March 28, 2022	March 28, 2022

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of March 28, 2022

FUNDS

AdvisorShares North Square McKee ESG Core Bond ETF
AdvisorShares Newfleet Multi-Sector Income ETF
AdvisorShares Ranger Equity Bear ETF

AdvisorShares North Square McKee Core Reserves ETF
AdvisorShares STAR Global Buy-Write ETF
AdvisorShares DoubleLine Value Equity ETF
AdvisorShares Dorsey Wright ADR ETF

AdvisorShares Focused Equity ETF
AdvisorShares Vice ETF

AdvisorShares Dorsey Wright Micro-Cap ETF
AdvisorShares Dorsey Wright Short ETF
AdvisorShares Pure Cannabis ETF

AdvisorShares Dorsey Wright Alpha Equal Weight ETF
AdvisorShares Dorsey Wright FSM All Cap World ETF
AdvisorShares Dorsey Wright FSM US Core ETF
AdvisorShares Pure US Cannabis ETF

AdvisorShares Q Portfolio Blended Allocation ETF
AdvisorShares Q Dynamic Growth ETF
AdvisorShares Alpha DNA Equity Sentiment ETF
AdvisorShares Hotel ETF

AdvisorShares Restaurant ETF
AdvisorShares Gerber Kawasaki ETF
AdvisorShares Psychedelics ETF

AdvisorShares Poseidon Dynamic Cannabis ETF
AdvisorShares Let Bob AI Powered Momentum ETF
AdvisorShares Managed Bitcoin Strategy ETF

AdvisorShares Drone Technology ETF

A-1